UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 14, 2026
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SPYRE THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-37722	46-4312787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street Building 23 Suite 105
Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 651-5940

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	SYRE	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On April 14, 2026, Spyre Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, Goldman Sachs & Co. LLC, Evercore Group L.L.C. and Guggenheim Securities, LLC, as the representatives of the underwriters named therein (the “Underwriters”), relating to the offer and sale (the “Offering”) of 6,500,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a public offering price of $62.00 per share. In addition, the Company granted the Underwriters a 30-day option (the “Option”) to purchase up to an additional 975,000 shares of Common Stock on the same terms and conditions as the Common Stock sold in the Offering, which the Underwriters exercised in full on April 15, 2026. The Offering closed on April 16, 2026.
The gross proceeds to the Company from the Offering were approximately $463.5 million, before deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the offering to continue to advance its programs in inflammatory bowel disease and rheumatic diseases, including to fund preclinical studies, clinical trials, manufacturing, and Phase 3 readiness activities in support of its antibody programs, as well as for working capital and general corporate purposes.
The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-293600), which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 19, 2026, and became effective on February 27, 2026. A final prospectus supplement dated April 14, 2026, relating to and describing the terms of the Offering was filed with the SEC on April 16, 2026.
The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. In the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the Underwriters may be required to make because of such liabilities.
A copy of the Underwriting Agreement is filed as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
An opinion dated April 16, 2026 relating to the legality of the issuance and sale of the Common Stock in the Offering is filed herewith as Exhibit 5.1.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
1.1	Underwriting Agreement, by and among the Company and Jefferies LLC, Goldman Sachs & Co. LLC, Evercore Group L.L.C. and Guggenheim Securities, LLC, dated as of April 14, 2026

5.1	Opinion of Ropes & Gray LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPYRE THERAPEUTICS, INC.

Date: April 16, 2026	By:	/s/ Cameron Turtle
Cameron Turtle Chief Executive Officer